Exhibit 99.1

Netfin Acquisition Corp. Announces Non-Binding Letter of Intent to Combine with

Triterras, a Leading Fintech Company Focused on Global Trade and Trade Finance

- Transaction to Create One of World’s Highest Volume Commodity Trading and Trade Finance Platforms -

- Triterras Generated Over $4.1 Billion in Transaction Volume and $87 Million of EBITDA in Fiscal Year 2019 -

New York, NY and Singapore — June 29, 2020 — Netfin Acquisition Corp. (NASDAQ: NFIN, NFINW) (“Netfin” or the “Company”) today announced that it has entered into a non-binding letter of intent (“LOI”) for a business combination transaction with Triterras Fintech Pte. Ltd. and the operating entities of Triterras Holdings Pte. Ltd. (collectively, “Triterras ”) that would result in Triterras becoming a publicly traded company on The Nasdaq Stock Market.

Founded in 2012, Triterras is a leading commodity trading and trade finance fintech company. Its proprietary Kratos™ marketplace is one of the world’s highest volume commodity trading and trade finance platforms that enables traders and lenders to transact directly online.

The combination of this transformational technology and a world-class institutional commodity trading organization continues to accelerate Triterras’ leadership position. In fiscal year 2019, Triterras generated over $4.1 billion of transaction volume, $87 million in EBITDA and $46 million in net income on a consolidated basis. Given its current trajectory, the company expects each of the aforementioned financial metrics to more than double by fiscal year 2021.

Trade finance is a $40 trillion industry that provides funding for global trade. Kratos has rapidly become a trusted platform enabling buyers and sellers to trade commodities as well as arrange short-term trade finance. For traders, the trade financing is critically important to fund physical commodity purchases while in transit and prior to delivery. Kratos provides transformational benefits to traders including lower financing costs, faster cycle times, fraud prevention, improved discovery, and higher quality analytics and reporting. Equally impactful to lenders, Kratos cuts administration costs, abates risk and fraud, and provides a marketplace of prequalified and packaged borrowers with anti-money laundering and “know your customer” solutions.

Triterras monetizes the Kratos platform by charging fees to its users on their trading and trade finance transaction volumes. It maintains a presence in key trading hubs across the world, including Singapore, Australia, the Middle East, the U.K. and the U.S. Netfin and Triterras believe Kratos to be the only non-petroleum commodity trade and trade finance platform of scale and a first mover in addressing critical industry challenges.

“Triterras fits the ideal criteria for the type of asset we have been seeking in our fintech SPAC mandate,” said Marat Rosenberg, president and director of Netfin. “Their business is disrupting a large and growing market with a proprietary fintech platform that makes transactions more cost efficient, secure, faster and scalable. Their successful operating track record and management’s deep industry expertise were also major factors in our overall evaluation process. For these reasons, among others, we believe Triterras will deliver very attractive returns for Netfin shareholders. We have enjoyed working with Triterras’ founder and highly experienced management team, and we look forward to supporting them in their new growth phase as a public company.”

Triterras Founder and Chairman Srinivas Koneru added: “In our early days as an organization, we recognized the potential for technology to transform global trade finance. The combination of our technology and industry experience forms the backbone of an advanced and versatile platform that is unique in our field. Our business has been resilient in the face of COVID-19, which is only accelerating the migration of trade as well as trade finance to our online platform. With the fintech experience and capital that Netfin brings to the table, we are confident we can continue our growth in an industry ripe for disruption.”

Transaction Overview

The proposed transaction contemplates a pre-money equity value of approximately $670 million for Triterras. Assuming no Netfin shareholders exercise their redemptions rights, the post money equity value is approximately $939 million with an enterprise value of approximately $995 million.

The parties intend to execute a definitive agreement in July, with a closing expected in the third quarter of 2020. No assurances can be made that the parties will successfully negotiate and enter into a definitive agreement, or that the proposed transaction will be consummated on the terms or timeframe currently contemplated, or at all. Any transaction would be subject to the approval of the two companies’ boards, regulatory and shareholder approvals as well as other customary conditions.

About Netfin Acquisition Corp.

Netfin Acquisition Corp. is a blank check company incorporated for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. While the Company may pursue an initial business combination target in any business or industry, the Company intends to focus its search for targets in the financial technology, technology and financial services industries, including those engaged in commercial, online and mobile banking and payments, trade finance and telecommunications, that offer a differentiated technology platform and product suite for interfacing with the financial services sector. For more information, visit netfinspac.com.

About Triterras

Founded in 2012, Triterras is a leading physical commodity trading and trade finance fintech company and is comprised of two synergistic business segments Kratos™ and Rhodium. For more information, please visit triterras.com.

Additional Information and Where to Find It

If a legally binding definitive agreement is entered into, a full description of the terms of the transaction will be provided in a registration statement and/or a proxy statement of the Company (the “Transaction Proxy Statement”), to be filed with the U.S. Securities and Exchange Commission (the “SEC”). The Company urges investors, shareholders and other interested persons to read, when available, the preliminary Transaction Proxy Statement as well as other documents filed with the SEC because these documents will contain important information about the Company, Triterras and the transaction.

Investors and security holders of the Company are advised to read, when available, the preliminary Transaction Proxy Statement and definitive Transaction Proxy Statement, and any amendments thereto, because these documents will contain important information about proposed transaction. The definitive Transaction Proxy Statement will be mailed to the Company’s shareholders of record as of a record date to be established for the special meeting of shareholders relating to the proposed transaction. Shareholders will also be able to obtain copies of the Transaction Proxy Statement, without charge, once available, at the SEC’s website at www.sec.gov or by directing a request to: Netfin Acquisition Corp., 445 Park Avenue, 9th Floor, New York, NY 10022, Attn: President.

Forward Looking Statements

Certain statements made in this release are “forward looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. When used in this release, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “should,” “future,” “propose” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside Netfin’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Important factors, among others, that may affect actual results or outcomes include: the inability of Netfin to enter into a definitive agreement with respect to the proposed business combination with Triterras or to complete the contemplated transaction; matters discovered by Netfin or Triterras as they complete their respective due diligence investigation of the other; the impact of COVID-19 on the Company or Triterras; the risk that the approval of the shareholders of Netfin for the potential transaction is not obtained; the inability to recognize the anticipated benefits of the proposed business combination, which may be affected by, among other things, the amount of funds available in Netfin’s trust account following any redemptions by Netfin shareholders; the ability to meet Nasdaq’s listing requirements following the consummation of the transaction; costs related to the proposed transaction; and those factors discussed in Netfin’s prospectus relating to its initial public offering filed with the SEC. Netfin does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Participants in the Solicitation

The Company and its directors and executive officers may be considered participants in the solicitation of proxies with respect to the potential transaction described herein under the rules of the SEC. Information about the directors and executive officers of the Company and a description of their interests in the Company will be set forth in the Transaction Proxy Statement when it is filed with the SEC. These documents can be obtained free of charge from the sources indicated above.

Non-Solicitation

The disclosure herein is not a proxy statement or solicitation of a proxy, consent or authorization with respect to any securities or in respect of the potential transaction and shall not constitute an offer to sell or a solicitation of an offer to buy the securities of the Company, nor shall there be any sale of any such securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction. No offer of securities shall be made except by means of a definitive document.

Investor Relations Contact:

Gateway Investor Relations

Cody Slach and Matt Glover

(949) 574-3860

NFIN@gatewayir.com

Netfin Contact:

Marat Rosenberg, President

(972) 757-5998

Triterras Contact:

Jim Groh

(678) 237-7101

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